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

                                                                                        Exhibit 11
                      Computation of Earnings Per Share
              CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES



                                                                          (In Millions, Except Per
                                                                               Share Amounts)
                                                                           Year Ended December 31
                                                                  1993             1992             1991
                                                                --------         --------         --------
Earnings per share, as reported:

   Average shares outstanding                                      12.0             12.0             11.8
                                                                ========         ========         ========

   Income before cumulative effect of
    changes in accounting principles                            $  54.6          $  30.8          $  53.8
   Cumulative effect on prior years of
    changes in accounting principles                                 --            (38.7)              --
                                                                --------         --------         --------
   Net income (loss)                                            $  54.6          $ ( 7.9)         $  53.8
                                                                ========         ========         ========

   Income (loss) per share:

      Income before cumulative effect of
       changes in accounting principles                         $  4.55          $  2.57          $  4.55
      Cumulative effect on prior years of
       changes in accounting principles                              --            (3.23)              --
                                                                --------         --------         --------
      Net income (loss)                                         $  4.55          $ ( .66)         $  4.55
                                                                ========         ========         ========

Primary earnings per share:

   Average shares outstanding                                      12.0             12.0             11.8
   Net effect of dilutive stock options -
      based on the treasury stock method
      using average market price                                    0.1              0.1              0.1
                                                                --------         --------         --------
   Average shares and equivalents                                  12.1             12.1             11.9
                                                                ========         ========         ========

   Income before cumulative effect of
    changes in accounting principles                            $  54.6          $  30.8          $  53.8
   Cumulative effect on prior years of
    changes in accounting principles                                 --            (38.7)              --
                                                                --------         --------         --------
   Net income (loss)                                            $  54.6          $  (7.9)         $  53.8
                                                                ========         ========         ========

   Income (loss) per share:

      Income before cumulative effect of
       changes in accounting principles                         $  4.51          $  2.55          $  4.52
      Cumulative effect on prior years of
       changes in accounting principles                              --            (3.20)              --
                                                                --------         --------         --------
      Net income (loss)                                         $  4.51          $  (.65)         $  4.52
                                                                ========         ========         ========




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
                                                                       (In Millions, Except Per
                                                                             Share Amounts)
                                                                         Year Ended December 31
                                                                  1993             1992             1991
                                                                --------         --------         --------
   Fully diluted earnings per share:

      Average shares outstanding                                   12.0             12.0             11.8
      Net effect of dilutive stock options -
       based on the treasury stock method
       using higher of year-end or average
       market price                                                 0.1              0.1              0.1
                                                                --------         --------         --------
      Average fully diluted shares                                 12.1             12.1             11.9
                                                                ========         ========         ========



      Income before cumulative effect of
       changes in accounting principles                         $  54.6          $  30.8          $  53.8
      Cumulative effect on prior years of
       changes in accounting principles                              --            (38.7)              --
                                                                --------         --------         --------
      Net income (loss)                                         $  54.6          $  (7.9)         $  53.8
                                                                ========         ========         ========


      Income (loss) per share:

         Income before cumulative effect of
          changes in accounting principles                      $  4.51          $  2.55          $  4.52
         Cumulative effect on prior years of
          changes in accounting principles                           --            (3.20)              --
                                                                --------         --------         --------
         Net income (loss)                                      $  4.51          $  (.65)         $  4.52
                                                                ========         ========         ========





      Common stock options do not have a material dilutive effect and therefore were not included in the computation of earnings per share as reported.




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